UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: August 13, 2009
(Date of earliest event reported)
SoftBrands, Inc.
(Exact name of registrant as specified in its charter)
Commission File Number: 001-32711

Delaware	41-2021446
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
800 LaSalle Avenue, Suite 2100
Minneapolis, Minnesota 55402
(Address of principal executive offices, including zip code)
(612) 851-1500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
Item 3.03 Material Modification to Rights of Security Holders
Item 5.01 Changes in Control of Registrant
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-99.1

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
The discussion under Item 8.01 of this Current Report is incorporated by reference in this Item 3.01.
On August 13, 2009, SoftBrands, Inc. (“SoftBrands”) notified the NYSE Amex Equities (the “Exchange”) that each outstanding share of SoftBrands’ common stock, par value $0.01 per share (the “Common Stock”), and each outstanding share of SoftBrands’ preferred stock, par value $0.01 per share, were, pursuant to the previously announced merger (the “Merger”) with Steel Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of Steel Holdings, Inc. (“Steel Holdings”), converted into the right to receive the merger consideration described under Item 8.01 below. Accordingly, SoftBrands requested that the Exchange file a notification of removal from listing on Form 25 with the Securities and Exchange Commission (the “SEC”) with respect to the Common Stock. In addition, SoftBrands will file with the SEC a certification and notice of termination of registration on Form 15, requesting that the Common Stock be deregistered under Sections 12(b) and 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the reporting obligations of SoftBrands under Sections 13 and 15(d) of the Exchange Act be suspended.
Item 3.03 Material Modification to Rights of Security Holders.
The discussion under Item 8.01 of this Current Report is incorporated by reference in this Item 3.03.
Item 5.01 Changes in Control of Registrant.
The discussion under Item 8.01 of this Current Report is incorporated by reference in this Item 5.01.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Pursuant to the terms of the Merger Agreement, upon the effectiveness of the Merger on August 13, 2009, Ms. Elaine Wetmore and Messrs. Dann V. Angeloff, George H. Ellis, John Hunt, W. Douglas Lewis, Randal B. Tofteland and Jeffrey J. Vorholt no longer serve on the board of directors of SoftBrands. The newly appointed board of directors of SoftBrands is comprised of certain officers of Steel Holdings.
Pursuant to the terms of the Merger Agreement, the officers of SoftBrands immediately prior to the effective time of the Merger are now the officers of the surviving corporation. Mr. Tofteland’s employment with SoftBrands will terminate as of August 14, 2009.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
In connection with the Merger and pursuant to the Merger Agreement, the Certificate of Incorporation and the Bylaws of Merger Sub, each as in effect immediately prior to the effective time of the Merger, are now the Certificate of Incorporation and the Bylaws of SoftBrands (except that the name of Merger Sub has been changed to “SoftBrands, Inc.”).
Item 8.01 Other Events.
Closing of Merger
On August 13, 2009, SoftBrands completed the Merger. SoftBrands is the surviving entity and is now a wholly owned subsidiary of Steel Holdings. Steel Holdings owns 100% of the voting securities of SoftBrands. The Merger was effected pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 11, 2009, by and among Steel Holdings, Merger Sub and SoftBrands. Pursuant to the terms of the Merger Agreement, at the effective time and as a result of the Merger:
•	Each share of Common Stock issued and outstanding immediately prior to the effective time of the Merger, was converted into the right to receive $0.92, without interest (the “Common Stock Merger Consideration”);

•	The shares of SoftBrands’ Series B Convertible Preferred Stock, par value $0.01 per share, issued and outstanding immediately prior to the effective time of the Merger, were converted into the right to receive an aggregate cash amount of approximately $4.6 million;

•	The shares of SoftBrands’ Series C-1 Convertible Preferred Stock, par value $0.01 per share (the “SoftBrands Series C-1 Preferred Stock”), issued and outstanding immediately prior to the effective time of the Merger, were converted into the right to receive an aggregate cash amount of approximately $18.0 million, plus an amount equal to any accrued but unpaid dividends on the shares of SoftBrands Series C-1 Preferred Stock at the effective time of the Merger;

•	The shares of SoftBrands’ Series D Convertible Preferred Stock, par value $0.01 per share (the “SoftBrands Series D Preferred Stock”), issued and outstanding immediately prior to the effective time of the Merger, were converted into the right to receive an aggregate cash amount of approximately $6.0 million, plus an amount equal to any accrued but unpaid dividends on the shares of SoftBrands Series D Preferred Stock at the effective time of the Merger;

•	Each of SoftBrands’ vested or unvested options to purchase shares of Common Stock (each a “SoftBrands Option”) outstanding at the effective time of the Merger were accelerated and canceled, and at the effective time of the Merger, converted into the right to receive a lump sum cash payment (less any applicable withholding) equal to the product obtained by multiplying (x) the total number of shares of Common Stock subject to such SoftBrands Option immediately prior to the effective time of the Merger by (y) the excess, if any, of the Common Stock Merger Consideration over the exercise price per share of Common Stock subject to such SoftBrands Option; and

•	Each of SoftBrands’ unvested restricted stock units, restricted shares and similar stock-based awards that were outstanding at the effective time of the Merger were accelerated and canceled, and at the effective time of the Merger, converted into the right to receive a lump sum cash payment (less any applicable withholding) equal to the product of (i) the Common Stock Merger Consideration, and (ii) the number of shares of Common Stock subject to issuance upon settlement of such stock-based award.
In total, including refinanced indebtedness, net of cash held by SoftBrands, the total purchase price of the transaction was approximately $80.3 million. Wells Fargo Foothill, LLC provided debt financing and Golden Gate Capital provided debt and equity financing to Steel Holdings in connection with the Merger.
A copy of the Merger Agreement was filed as Exhibit 2.1 to SoftBrands’ Current Report on Form 8-K filed on June 12, 2009. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the agreement.
On August 13, 2009, SoftBrands issues a press release announcing the consummation of the Merger. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Assignment of AremisSoft Liquidating Trust Interest
On August 13, 2009, prior to the effective time of the Merger, SoftBrands assigned its right, title and interest in and to its 10% interest in the net proceeds of the AremisSoft Liquidating Trust to warrantholder Capital Resource Partners IV, L.P. and the individuals holding SoftBrands stock immediately prior to the effective time of the Merger.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
99.1	Press release, dated August 13, 2009, of SoftBrands, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOFTBRANDS, INC.
By:	/s/ Gregg A. Waldon
Gregg A. Waldon
Senior Vice President and Chief Financial Officer

Date: August 13, 2009

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release, dated August 13, 2009, of SoftBrands, Inc.